Exhibit 10.21

Allegheny Energy Service Corporation

800 Cabin Hill Drive

Greensburg, PA 15601

March 2, 2004

Joseph H. Richardson

c/o Allegheny Energy, Inc.

800 Cabin Hill Drive

Greensburg, PA 15601

Dear Joseph:

You and Allegheny Energy Service Corporation (“AESC”) for itself and as agent for its parent, Allegheny Energy, Inc. (“AEI”), the affiliates and subsidiaries of AESC and AEI, and any successors or assigns of any of the foregoing, entered into an Employment Agreement (the “Agreement”) dated as of August 6, 2003. Pursuant to Section 6(c) of the Agreement, we have agreed to provide you with an opportunity to participate in the Allegheny Power System Supplemental Executive Retirement Plan in lieu of the Pension Benefit defined and provided in said Section 6(c).

Accordingly, you, AESC and AEI hereby agree that the Agreement is hereby amended as follows:

1. Amendment to Section 6(a) of the Agreement. Section 6(a) of the Agreement is hereby amended to read as follows:

“(a) Participation in Employee Benefit Plans. The Executive shall participate in each employee benefit plan maintained in force by the AE Companies, from time to time, in a manner and to an extent at least as favorable as then is available to the most favorably treated senior executives of the AE Companies (other than the Chief Executive Officer of AEI) under each of such plans. Such plans may include tax-qualified and disability, medical, group life insurance, supplemental life insurance coverage, business travel insurance, sick leave, and retirement and welfare benefit plans, programs and arrangements. AESC represents that, as of the date hereof, the Executive meets all eligibility criteria for participation in such plans other than the requirements under any tax-qualified plans maintained by any of the AE Companies.”

2. Amendment to Section 6(c) of the Agreement. Section 6(c) of the Agreement is hereby amended to read as follows:

“(c) Special SERP Provisions. The Executive shall participate in the Allegheny Power System Supplemental Executive Retirement Plan (the “SERP”) on the terms and conditions set forth therein except that (i) solely for purposes of determining the Executive’s eligibility for benefits and the amount of the Executive’s benefits under the SERP, if the Executive remains employed by the AE Companies on the fifth anniversary of the Start Date he will be credited under the SERP with five additional

Mr. Joseph H. Richardson

March 2, 2004

Years of Service (as defined in the SERP) and if the Executive remains employed by the AE Companies on the tenth anniversary of the Start Date he will be credited under the SERP with another five additional Years of Service, and (ii) solely for purposes of determining Executive’s eligibility for benefits under the SERP, he will be deemed to have reached age 55 on the date that his employment with the AE Companies ends for any reason. No adjustment will be made to the Executive’s age for purpose of computing the actual amount of his benefits under the SERP.”

3. Amendment to Section 8(a)(iv) of the Agreement. Section 8(a)(iv) of the Agreement is hereby amended to read as follows:

“(iv) If the termination of employment is by reason of the Executive’s death or Disability, the Executive, or his beneficiaries, heirs or estate in the event of the Executive’s death, shall be entitled to receive a prompt lump sum cash payment equal to the Executive’s Target Bonus for the year of the Executive’s death or Disability, pro-rated for the number of days in such year that the Executive was employed with AESC (calculated from and after the Start Date in the case of a termination during 2003).”

4. Amendment to Section 8(a)(v) of the Agreement. Section 8(a)(v) of the Agreement is hereby deleted in its entirety.

5. Amendment to Section 8(b)(v) of the Agreement. Section 8(b)(v) of the Agreement is hereby amended to read as follows:

“(v) In lieu of any benefits under Section 6(c), the Executive will be treated as fully vested under the SERP and, for purposes of determining the amount of the Executive’s benefits under the SERP, the Executive will be credited with a number of Years of Service equal to two times the sum of (A) the number of years that the Executive was employed by the AE Companies (rounded up or down to the nearest whole number) and (B) two (2); provided, however, that in no event shall the Executive be credited with more than ten (10) Years of Service.”

6. Amendment to Section 8(c)(v) of the Agreement. Section 8(c)(v) of the Agreement is hereby amended to read as follows:

“(v) In lieu of any benefits under Section 6(c), the Executive will be treated as fully vested under the SERP and, for purposes of determining the amount of the Executive’s benefits under the SERP, the Executive will be credited with a number of Years of Service equal to two times the sum of (A) the number of years that the Executive was employed by the AE Companies (rounded up or down to the nearest whole number) and (B) two (2); provided, however, that in no event shall the Executive be credited with more than ten (10) Years of Service.”

Except as specifically amended hereby, all of the terms and provisions of the Agreement shall remain unchanged and are hereby ratified and confirmed. Please signify your agreement with the foregoing by signing the attached copy of this letter in the place indicated.

Mr. Joseph H. Richardson

March 2, 2004

Very truly yours,

Allegheny Energy Service Corporation

By:	/s/ Paul J. Evanson

Paul J. Evanson
Chairman, President, and Chief Executive Officer

Allegheny Energy, Inc.

By:	/s/ Paul J. Evanson

Paul J. Evanson
Chairman, President, and Chief Executive Officer

AGREED AND ACCEPTED:

/s/ Joseph H. Richardson

Joseph H. Richardson